SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2004

GENSYM CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-27696	04-2932756
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

52 Second Avenue
Burlington, MA	01803-4411
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 265-7100

(Former name or former address, if changed since last report)

Item 4. Change in Registrant’s Certifying Accountant.

On June 2, 2004, the Audit Committee of the Board of Directors of the Company appointed Vitale, Caturano & Company PC to serve as the Company’s independent accountants for the fiscal year ending December 31, 2004.

During the Company’s two fiscal years ended December 31, 2002 and 2003 and during the interim period from January 1, 2004 to June 2, 2004, the Company did not consult Vitale, Caturano & Company PC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Item 304(a)(2)(ii) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2004	GENSYM CORPORATION

	By:	/s/ STEPHEN D. ALLISON
Stephen D. Allison
Chief Financial Officer